Exhibit 10.4

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 1st day of September, 2002, between COMMERCE DEVELOPMENT CORPORATION, LTD., a Maryland corporation (the "Company"), and ANDREW E. MERCER (the "Employee").

1. Conditions of Employment. As of the date hereof, the Company hereby employs the Employee as President and Chief Executive Officer, and the Employee accepts such employment, subject to the terms and conditions set forth herein. The Employee shall perform all duties and services regularly incident to the position of President and Chief Executive Officer of the Company, and the Employee shall perform such other duties and services as may be prescribed by the Board of Directors of the Company from time to time; provided, however, that
(a) the Employee's duties will not require him to relocate his residence from San Diego County, California, and (b) the duties and services the Employee will be asked to provide will be at minimum of the nature of his position as President and Chief Executive Officer of the Company. The Employee further agrees to serve without additional compensation as a director of the Company and in such executive positions with any subsidiaries of the Company as the Board of Directors of Company may designate and to fulfill the responsibilities incident to such positions.

2.       Term of Employment.  The term of employment shall commence on the date
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hereof, and shall continue for a period of 16 months.

3. Devotion of Effort. The Employee agrees to devote sufficient time, attention, and skill to the performance of his duties as an employee of the Company as set out and authorized by the Board of Directors during the term of this Agreement. Notwithstanding anything herein contained to the contrary, the Employee shall not be required to devote his full time or attention to the affairs of the Company.

4. Compensation and Benefits. Contemporaneously with the execution and delivery of this Agreement, and in full and final payment of all obligations of the Company to the Employee hereunder, and in full payment for the services rendered to the Company by the Employee before the date of this Agreement, there has been delivered to the Employee 3,340,000 shares of the Company's common stock, par value $0.001 per share, the receipt and sufficiency of which are hereby acknowledged by the Employee. It is agreed by the parties that the shares of the Company's common stock delivered to the Employee hereunder have been value at $0.006 per share. Consequently, the Employee has received consideration in the amount of $20,040 in connection with this Agreement. In addition, the Employee shall be entitled to participate in all employee benefit plans to be established by the Board of Directors on the same terms and conditions as all other employees similarly situated.

5. Termination for Disability. If the Employee, during the term of this Agreement, shall fail to perform his duties hereunder as a result of disability, as defined in Paragraph 7 below, the Company shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to the Employee, such date to be not less than 30 days following receipt of said notice.

6. Termination for Cause. If the Employee shall (a) be convicted of a felony, or
(b) engage in conduct as defined under cause, all as set out in Paragraph 7 below, the Company shall have the right to terminate this contract and employment hereunder in the manner as set out in Paragraph 7 and upon notice given in the manner specified herein.

7.       Definitions.  For purposes of this Agreement, the following definitions
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shall apply:

(a) "Termination Date" shall mean the date on which the Employee ceases to be an employee of the Company irrespective of the cause or manner in which employment ends.

(b) "Disabled" or "Disability" shall mean a determination by independent competent medical authority that the Employee is unable to perform his duties and that in all reasonable medical likelihood such inability will continue for a period in excess of 180 days. Unless otherwise agreed by the Employee and the Board of Directors, the independent medical authority shall be selected by the Employee and the Company each selecting a board certified licensed physician and the two physicians selected shall designate an independent medical authority, whose determination of Disability shall be binding upon the Company and the Employee.

(c) "Cause" shall mean. (i) the Employee's conviction of a felony or any other criminal act involving moral turpitude; (ii) deliberate and intentional continuing refusal by the Employee to substantially perform his duties and obligations under this Agreement (except by reason of incapacity due to illness or accident) if the Employee (1) shall have either failed to remedy such alleged breach within 15 days from the date written notice is given by the Board of Directors demanding that the Employee remedy such alleged breach, or (2) shall have failed to take reasonable steps in good faith to that end during such 15 day period.

8. Expenses Reimbursed. During the period of his employment, the Employee will be reimbursed for his reasonable expenses in accordance with general policy of the Company as adopted by the Board of Directors from time to time. In addition to such reimbursement expenses, the Employee shall incur and pay in the course of his employment by the Company certain other necessary expenses for which he will be required personally to pay but for which the Company shall reimburse or otherwise compensate him, including, but not limited to the following: cell telephone expenses, club dues, and the expenses of membership in civic groups, professional societies, and fraternal organizations, and all other items of reasonable and necessary professional expenses incurred by the Employee in the performance of the services in which the Employee has been engaged on behalf of the Company.

9.       Confidential Information and Trade Secrets.
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(a) The Employee recognizes that the Employee's position with the Company requires considerable responsibility and trust, and, in reliance on the Employee's loyalty, the Company may entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information of the Company and its affiliates.

(b) For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement of the Company or any of its affiliates that is valuable and not generally known to competitors of the Company and its affiliates. "Confidential Information" is any data or information, other than Trade Secrets, of the Company or any of its affiliates that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the strategic and business plans, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) already in the Employee's possession (unless such information was obtained by the Employee from the Company or its affiliates or was obtained by the Employee in the course of the Employee's employment by the Company or its affiliates), (ii) received by the Employee from a third party with no restriction on disclosure,
(iii) becomes generally available to the public through no wrongful act on the part of the Employee, or (iv) required to be disclosed by any applicable law.

(c) Except as required to perform the Employee's duties as an employee, the Employee will not use or disclose any Trade Secrets or Confidential Information during his employment, at any time after termination of his employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of the Employee in violation of this Paragraph 11.

(d) Upon the request of the Company and, in any event, upon the termination of employment hereunder, the Employee will surrender to the Company all memoranda, notes, records, drawings, manuals, distributor lists, or other documents (including all copies thereof) pertaining to the Company's business, the Employee's employment or the business of the Company or its affiliates. The Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information. All such information and materials, whether or not made or developed by the Employee, shall be the sole and exclusive property of the Company or its affiliates, and the Employee hereby assigns to the Company all of the Employee's right, title and interest in and to any and all of such information and materials.

10. Specific Enforcement. The Employee specifically acknowledges and agrees that the restrictions set forth in Paragraph 11 hereof are reasonable and necessary to protect the legitimate interest of the Company and its affiliates and that the Company would not have employed the Employee in the absence of such restrictions. The Employee further acknowledges and agrees that any violation of the provisions of Paragraph 11 hereof will result in irreparable injury to the Company or its affiliates, that the remedy at law for any violation or threatened violation of such paragraphs will be inadequate and that in the event of any such breach, the Company or its affiliates, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages.

11. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

12.      Benefit.  All the terms and provisions of this Agreement  shall be
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binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

13. Notice. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to the President of the Company at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, telephone
(619) 209-6035, fax (619) 209-6078, and e-mail info@tmgef.com; and if to the Employee, addressed to Mr. Andrew E. Mercer at 8316 Clairemont Mesa Boulevard, Suite 106, San Diego, California 92111, telephone (858) 751-2777, fax (858) 751-2781, and e-mail PANA4@aol.com; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

14. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

15. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

16.      Cumulative  Rights. The rights and remedies of any party under this
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Agreement and the instruments  executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

17. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument. If any covenant in this Agreement, or any part thereof, is held to be unenforceable because of its duration or its geographic scope, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such covenant to the longest duration and to the greatest geographical scope which is permitted, and, in said reduced form, such covenant shall then be enforced. The Employee acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the Company, that the consideration therefor is reasonable and sufficient, and that the provisions of this Agreement are an inducement without which the Company would not have entered into this Agreement.

18.      Headings.  The headings used in this Agreement are for convenience and
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reference only and in no way define,  limit,  simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

19.      Multiple  Counterparts.  This  Agreement  may be executed in one or
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more  counterparts,  each of which shall be deemed an  original,  but all of which together shall constitute one and the same instrument.

20.      Law Governing.  This Agreement shall be construed and governed by the
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laws of the State of California,  and all obligations  hereunder shall be deemed performable in San Diego County, California.

21.      Entire  Agreement.  This  instrument contains the entire  understanding
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of the parties with respect to the subject  matter  hereof,  and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                          COMMERCE DEVELOPMENT CORPORATION, LTD.



                                          By  /s/ Hector Medina
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                                          Hector Medina, Chief Financial Officer



                                          /s/ Andrew E. Mercer
                                          --------------------
                                          ANDREW E. MERCER